                                                                    Exhibit 10.2

                               OPERATING AGREEMENT
                               -------------------

          This Operating Agreement is made and entered into as of the 31st day of July, 1979, by and between Eaton Corporation, a corporation organized and existing under the laws of the State of Ohio, United States of America and having its principal place of business at 100 Erieview Plaza, Cleveland, Ohio, U.S.A. (hereinafter referred to as "Eaton"), and Sumitomo Heavy Industries, Ltd. a corporation organized and existing under the laws of Japan and having its principal place of business at 2-1, Ohtemachi 2 Chome, Chiyoda-Ku, Tokyo 100, Japan (hereinafter referred to as "SHI").

          WHEREAS, Eaton has an established worldwide position in the development, manufacture, sale, lease and rental of certain gas, diesel and electric powered Industrial Trucks (hereinafter defined and referred to as the "Products") and Eaton has acquired and now possesses, through the expenditure of considerable time, effort and money, certain industrial property rights, including (a) letters patent and applications therefore, (b) technical information and (c) trademarks and applications therefor, pertaining to the development, manufacture and marketing of the Products;

          WHEREAS, Eaton and SHI have entered into a joint venture in Japan for the manufacture, sale, lease and rental of the Products by the purchase by Eaton from SHI of a 50% interest in a limited liability stock company (Kabushiki Kaisha) originally organized and wholly owned by SHI under the laws of Japan, and are utilizing said industrial property rights of Eaton in connection therewith; and

          WHEREAS, SHI and Eaton desire to set forth their agreements governing their joint operation of the joint venture company;

          NOW, THEREFORE, in consideration of the mutual agreements, promises and undertakings hereinafter set forth, the parties hereto agree as follows:

                                    Article I
                                    ---------
                                   DEFINITIONS
                                   -----------

          "S-Y" as used herein means Sumitomo Yale Company Ltd., the limited liability stock company (Kabushiki Kaisha) now having that name which was originally formed in Japan and wholly owned by SHI and is now equally owned by SHI and Eaton for the manufacture, sale, lease and rental of the Products in accordance with this Agreement.

          "Articles of Incorporation" as used herein shall mean the articles of S-Y in the form attached hereto and heretofore adopted by S-Y.

          "By-Laws" as used herein shall mean the by-laws of S-Y in the form attached hereto and heretofore adopted by S-Y.

          "Associated Agreements" as used herein shall mean those agreements related to this Operating Agreement which have been executed between or among any two or more of SHI,

Eaton, S-Y and Eaton International Inc., a corporation organized and existing under the laws of the Republic of Liberia and having its principal place of business at Poststrass 30, Postfach 26 CH-6301, Zug, Switerland (hereinafter called "International"), as the case may be, pursuant to Article IV of this Agreement.

          "Related Company" as used herein shall mean any corporation or other legal entity which (a) owns, directly or indirectly, the majority of the outstanding voting stock of a party hereto, (b) the majority of the outstanding voting stock of which is owned by a party hereto, or (c) the majority of the outstanding voting stock of which is owned, directly or indirectly, by any corporation or other legal entity described in clauses (a) and (b) of this sentence.

          "Products" as used herein shall have the same meaning as "Licensed Products" defined in the Associated Agreement annexed hereto entitled "License Agreement".

                                   Article II
                                   ----------
                                  AUTHORIZATION
                                  -------------

          SECTION 1. APPROVAL BY THE JAPANESE GOVERNMENT.

          Promptly after execution of this Operating Agreement, SHI, on behalf of Eaton and International, shall make, without any cost to Eaton or International, such application(s) as may be necessary or appropriate to the appropriate authorities of the Japanese Government for validations under the Foreign Investment Law of Japan of the granting by Eaton to S-Y of license and trademark rights under certain Eaton industrial property rights pursuant to the Associated Agreements. Such applications and validations must also include assurance by the Japanese Government of the convertibility and remittance to a bank or other depository designated by Eaton and/or International in United States dollars or other foreign currency, whichever Eaton and/or International specifies, of any and all cash distributions of any kind which may be paid by S-Y to Eaton and/or International, including but not limited to (1) fees, (2) royalties, (3) reimbursable costs and (4) any other payment to Eaton or International contemplated under this Agreement and all the Associated Agreements, during any period in which this Agreement and the Associated Agreements are in effect.

          SECTION 2. ASSISTANCE.

          Eaton and International shall have the right to participate with SHI in the making and conduct of said application(s) for validations to the Japanese Government authorities. SHI shall promptly provide Eaton and International with copies of any documents filed with the Japanese Government related to said application(s) for validations plus English translations of (i) the fundamental presentations of such documents and (ii) any correspondence received from the Japanese Government relating to said application(s) for validations.

                                   Article III
                                   -----------
                             FUTURE FINANCING OF S-Y
                             -----------------------

          SECTION 1. ADDITIONAL CAPITAL REQUIREMENTS.

          SHI and Eaton anticipate that S-Y may require additional capital from time to time in the future. Such additional capital shall be obtained from any of the following sources as may be mutually agreed upon by SHI and Eaton.

          (a)  Retained profits of S-Y.

          (b) Increases in the capital of S-Y, provided that such increases shall be subject to the provisions of Sections 3 and 4 of this
               Article III.

          (c) Loans to be made to S-Y by (1) its shareholders and/or (2) a Related Company to any of the shareholders, provided that all such loans shall be subject to the provisions of Section 4 of this Article III. It is understood that any such funds as Eaton shall be authorized to lend to S-Y pursuant to Section 4 of this
               Article III may be supplied by Eaton or one of its Related Companies, at the option of Eaton.

          (d) Loans to be obtained by S-Y from Japanese banks and other such independent lending sources (hereinafter referred to as "the banks"). In such event, SHI and Eaton shall exert their best efforts to assist S-Y in obtaining any such loans.

          SHI and Eaton shall provide guarantees of loans made to S-Y in proportion to their respective shareholdings in S-Y, provided, however, that in principle SHI and Eaton will not bear any additional charges, such as bank charges, which may be incurred in the guarantee for said loans. When either SHI or Eaton is serving as a guarantor, its guarantee shall be on its standard guarantee form, including customary subordination provisions. SHI and Eaton shall provide such guarantee without charge to S-Y.

          SECTION 2. LOAN DEFAULT BY S-Y.

          Pursuant to the respective guarantee obligations provided for in
Section 1 of this Article III, SHI and Eaton agree as follows:

          (a) In the event S-Y defaults on its loans and the banks make demand and receive payment under their respective guarantees from Eaton and/or SHI, then Eaton will reimburse SHI or SHI will reimburse Eaton, as the case may be, so that SHI and Eaton will each ultimately bear the expense of one-half of all sums paid to the banks. This treatment shall also be applied to any default by S-Y on loans made to S-Y by SHI and/or Eaton.

          (b) The right of subrogation to all rights of the banks (including the parties themselves) against S-Y shall run to SHI and Eaton jointly and equally provided the reimbursement described in paragraph (a) above has been made, and SHI and Eaton agree to take any and all necessary and/or appropriate actions and procedures to accomplish the purpose of the foregoing.

          (c) Any S-Y collateral received by S-Y, Eaton or SHI from the banks resulting from any payment under these guarantees will be shared equally provided the reimbursement described in paragraph (a) above has been made.

          (d) If exchange controls or any other regulations or conditions prevent Yen reimbursement, then Eaton and SHI will endeavor to make other mutually acceptable arrangements for comparable reimbursement, including but not limited to direct payment to the banks by either party, or payment in another acceptable currency at the prevailing rate of exchange.

          (e) Eaton and SHI agree to exert their best efforts to obtain the approval of the Japanese government to any reimbursement or other arrangements made pursuant to this Article III, if and when required, and to make such arrangement as will accomplish the same purpose, if and when such approval cannot be obtained.

          SECTION 3. PRE-EMPTIVE RIGHTS, ENCUMBRANCE AND SALE OF SHARES.

          The shareholders of S-Y shall have pre-emptive rights to subscribe equally to any shares which may be newly issued in the future by S-Y, in accordance with the Articles of Incorporation of S-Y. Eaton and SHI each agree not to sell or encumber, in any manner, their shares in S-Y without the prior written consent of the other.

          SECTION 4. GOVERNMENT AUTHORIZATIONS.

          Anything to the contrary in this Article III notwithstanding, neither Eaton nor SHI shall be required to provide any part of additional funds for S-Y, whether in the form of equity or loans pursuant to Section 1 of this Article III, unless Eaton and/or SHI shall first obtain the appropriate authorization(s) under Japanese law and regulations in force at the time such funds are to be provided, including authorization enabling Eaton to receive dividends or interest, as the case may be, deriving from the investment of such funds, or to repatriate such funds, in United States dollars or whatever foreign currency Eaton specifies.

                                   Article IV
                                   ----------
                              ASSOCIATED AGREEMENTS
                              ---------------------

          SECTION 1. AGREEMENTS.

          Eaton, S-Y, International and/or SHI shall enter into the agreements annexed hereto with respect to the Products, which agreements are titled or otherwise identifiable as follows:

          (a)  "License Agreement";

          (b)  "Trademark Agreement";

          (c)  "Corporate Name Agreement";

          (d)  "Export Control Regulations Letter Agreement";

          (e)  "Export Sales Agreement".

          SECTION 2. ACCESSION BY S-Y.

          The parties hereto shall cause S-Y to accede in writing to all of the provisions of this Agreement and Eaton shall similarly cause International to so accede.

                                    Article V
                                    ---------
                                OPERATION OF S-Y
                                ----------------

          SECTION 1. GENERAL INTENTION.

          It is the intention of Eaton and SHI that the Products to be manufactured by S-Y shall (1) conform with Eaton's basic designs of the Products to enable the maximum possible interchangeability with the Products manufactured outside of Japan (Japan includes Okinawa) by Eaton, its subsidiaries and licensees, and (2) be of substantially the same quality and serviceability as the Products manufactured outside of Japan by Eaton, its subsidiaries and licensees.

          SECTION 2. EXPORT SALES.

          Except for those Licensed Products sold by S-Y directly to Eaton or its designees from time to time, any and all sales outside of Japan of the Products manufactured by S-Y shall be conducted exclusively by S-Y through International in accordance with the Associated Agreement annexed hereto entitled "Export Sales Agreement."

                                   Article VI
                                   ----------
                                MANAGEMENT OF S-Y
                                -----------------

          SECTION 1. DIRECTORS.

          Except as otherwise provided in the Articles of Incorporation or required by mandatory provisions of law, responsibility for the management, direction and control of S-Y shall be vested in the Board of Directors of S-Y. The Board of Directors shall be composed of eight directors (unless and until increased or decreased in number by agreement of SHI and Eaton) and, as long as Eaton and SHI each own Fifty Percent (50%) of the issued shares of S-Y, SHI and Eaton agree to vote their shares in S-Y so that at all times one-half (1/2) of all the directors of S-Y shall be persons nominated by SHI and one-half (1/2) of all the directors shall be persons nominated by Eaton.

          SECTION 2. OFFICERS.

          From among the persons constituting the Board of Directors of S-Y, the following officers of S-Y shall be nominated and elected:

          A President, a Vice President and a number of Executive Managing Directors and Managing Directors. The President shall be nominated by SHI; the Vice President and the Executive Managing Directors and Managing Directors shall each be selected with consultation and mutual approval of SHI and Eaton.

          SECTION 3. REPRESENTATIVE DIRECTORS.

          The President, the Vice President, the Executive Managing Directors and the Managing Directors of S-Y shall each have the power to represent S-Y and be appointed the Representative Directors of S-Y and shall act in accordance with the resolutions and instructions of the Board of Directors.

          SECTION 4. ACCOUNTING AND AUDITORS.

          The annual accounting period of S-Y shall be the 12 month period beginning on April 1 and ending on March 31 of each year. Complete books of account and records shall be kept by S-Y according to sound accounting practices. S-Y shall have two (2) statutory auditors. SHI and Eaton agree, as long as Eaton and SHI each own Fifty Percent (50%) of the issued shares of S-Y, to vote their shares in S-Y so that at all times one (1) statutory auditor shall be a person nominated by SHI and one (1) statutory auditor shall be a person nominated by Eaton.

          SECTION 5. AUDIT OF S-Y'S BOOKS.

          Either SHI or Eaton may request in writing, at any time or from time to time, an audit of the books and records of S-Y to be conducted by a firm of independent public accountants. A party requesting such audit of books and records of S-Y shall select said independent public accountants and assume all expenses related to said audit.

                                   Article VII
                                   -----------
                              RECOGNITION OF RIGHTS
                              ---------------------

          Eaton, SHI or S-Y shall not, nor shall any Related Company of Eaton or SHI, consent to or aid others in contesting or doing anything which might impair the validity, scope or ownership of any letters patent, secret processes and technical information, trademarks, tradenames or other similar rights owned by Eaton, SHI or S-Y, or any Related Company of Eaton or SHI, which are the subject matter of this Agreement or any of the Associated Agreements.

                                  Article VIII
                                  ------------
                          NONDISCLOSURE OF INFORMATION

          SECTION 1. SECRECY.

          SHI and Eaton each agree to keep strictly secret and confidential and not to disclose to any third party, except to the extent that disclosures to S-Y may be required by (a) this Agreement, (b) any Associated Agreement or (c) participation as a shareholder in S-Y, any of the technical economic, financial or marketing information acquired from the other, from any Related Company of the other or from S-Y, unless disclosure of such information is (1) expressly permitted by this Agreement or an Associated Agreement, (2) required by law or
(3) permitted by supplemental agreement of the parties hereto. To that end and without limiting the generality of the foregoing provision, SHI and Eaton agree to cause all written materials relating to or containing such information obtained from the other or from S-Y, including all sketches, drawings, reports and notes, and all copies, reproductions, reprints and translations, to be plainly marked to indicate the secret and confidential nature thereof and to prevent unauthorized use or reproduction thereof.

          SECTION 2. USE OF INFORMATION.

          SHI and Eaton agree that they shall not use any information described in Section 1 of this Article VIII and obtained from the other or S-Y for any purpose whatsoever except in a manner expressly provided for in this Agreement, the Associated Agreements or as shareholders of S-Y under the laws of Japan.

          SECTION 3. SECRECY AGREEMENTS.

          SHI and S-Y each covenants and agrees that each of its directors, officers, employees, agents, subcontractors or other persons to whom any of the information described hereinabove may be disclosed shall execute, in duplicate, prior to disclosure, an agreement in the Japanese language in the form set forth in Appendix A hereto to maintain such information secret and confidential. SHI and S-Y shall maintain an executed copy of each such agreement in its files and shall make such copies available to Eaton upon request.

          SECTION 4. SURVIVAL OF OBLIGATIONS.

          The obligations undertaken by SHI and Eaton pursuant to this Article VIII shall not apply to any such information obtained from the other or S-Y which otherwise is or becomes published or generally available to the public or which is, at the time of disclosure, in the possession of the party to which the information is furnished, and such obligations shall, as so limited, survive any termination of this Agreement.

                                   Article IX
                                   ----------
                                    PAYMENTS
                                    --------

          SECTION 1. CURRENCY.

          Except as otherwise provided in Section 1 of Article II hereof, any and all payments to be made by S-Y to Eaton or International pursuant to this Agreement or any of the Associated Agreements shall be made in United States dollars or other foreign currency specified by Eaton or International, at banks designated by Eaton and International. Conversion between Japanese yen and United States dollars or other foreign currency shall be made at the exchange rate of an authorized foreign exchange bank in Japan most favorable to Eaton and International prevailing on the date of remittance.

          SECTION 2. TAXES.

          All taxes under the laws of Japan required to be paid by S-Y, SHI, Eaton or International, including all taxes imposed under the Income Tax Law and Corporation Tax Law of Japan, shall be for the account of and paid by or on behalf of S-Y, SHI, Eaton or International. SHI, Eaton, International and S-Y agree to furnish, when available, any other appropriate party the official tax receipt or other evidence issued by the Japanese tax authorities sufficient to enable Eaton, International and SHI to support a claim for United States, Japanese or other nation income tax credit in respect of any sum required under Japanese tax laws to be withheld by S-Y for the account of Eaton, International or SHI.

                                    Article X
                                    ---------
                                   TERMINATION
                                   -----------

          SECTION 1. DEFAULT.

          In the event that either party hereto should default in the performance of any of the provisions, conditions, obligation, undertakings, covenants or liabilities set forth in this Agreement and such default shall not have been remedied within ninety (90) days after written notice thereof from the other party, such other party may terminate this Agreement effective immediately by written notice to the defaulting party.

          SECTION 2. DISSOLUTION, LIQUIDATION OR BANKRUPTCY.

          Either party may terminate this Agreement by written notice to the other party hereto in the event that such other party shall be dissolved or liquidated or be declared bankrupt or its shares in S-Y are thereby assigned to an individual or company other than a Related Company.

          SECTION 3. SURVIVAL OF OBLIGATIONS.

          Termination of this Agreement for any cause shall not release either party, any Related Company or S-Y from any liability which at the time of termination has already accrued to the other party or to any Related Company or S-Y, nor affect in any way the survival of the rights, duties and obligation of either party or any Related Company or S-Y provided for in

Article VIII of this Agreement, provided that nothing in this Section 3 shall affect or be construed or operate as a waiver of the right of any party, any Related Company or S-Y aggrieved by any breach of this Agreement to be compensated for any injury or damage resulting from a breach hereof.

                                   Article XI
                                   ----------
                                 INTERPRETATION
                                 --------------

          SECTION 1. GOVERNING LAW.

          Insofar as is consistent with the governmental laws within Japan, the validity, construction and performance of this Agreement shall be governed by and interpreted in accordance with the laws of the State of Ohio, United States of America, and/or Federal Laws of the United States in a like manner as an agreement made and wholly to be performed in the State of Ohio.

          SECTION 2. LANGUAGE.

          This Agreement is in the English language, executed in duplicate originals by the parties hereto. In the event that this Agreement is translated into the Japanese or any other language, and any inconsistency or contradiction in meaning or interpretation results therefrom, the English language version shall prevail and be controlling as between the parties hereto, their Related Companies and S-Y.

          SECTION 3. HEADINGS.

          The headings to Articles and Sections of this Agreement are for convenience of reference only, do not form a part of this Agreement, and shall not in any way affect the interpretation hereof.

          SECTION 4. CONSTRUCTION AND AMENDMENT.

          No oral explanation or oral information by either party hereto shall alter the meaning or interpretation of this Agreement. No change in the provisions hereof shall be binding on either party hereto unless reduced to writing and duly executed by the parties in the same manner as the execution of this Agreement.

                                   Article XII
                                   -----------
                                   ARBITRATION
                                   -----------

          Any and all disputes and differences pertaining to or arising out of this Agreement or the breach thereof shall finally be settled by arbitration to be held in Tokyo, Japan, if Eaton or International shall demand arbitration, or in Cleveland, Ohio, United States of America, if SHI or S-Y shall demand arbitration, in accordance with the provisions of the Japan-America Trade Arbitration Agreement of 1952 under the rules specified in said agreement in effect upon the date that any of the foregoing serves notice upon another of a demand for arbitration. The award rendered by the arbitrator shall be final, binding and enforceable by any court of competent jurisdiction. The dispute shall be arbitrated by one arbitrator (who shall not be a national of

Japan or the United States of America) selected by mutual agreement of the disputants; provided, however, that in the event the disputants cannot agree upon an arbitrator, the arbitrator shall be appointed by the Chairman of the Japan Commercial Arbitration Association, if arbitration is to be in Japan, or by the Chairman of the American Arbitration Association, if arbitration is to be in the United States of America.

                                  Article XIII
                                  ------------
                                  MISCELLANEOUS
                                  -------------

          SECTION 1. ASSIGNMENTS.

          Subject to such governmental approval as may be required by applicable law then in effect, this Agreement shall inure to the benefit of and be binding upon each of the parties hereto and their respective successors and assigns, but it may not be voluntarily assigned in whole or in part by either party without the prior written consent of the other party.

          SECTION 2. NOTICES.

          All notices and other communications required or permitted to be given or made under this Agreement shall be given or made in writing by personal delivery thereof to the appropriate address below or by registered airmail postage prepaid, in any post office in the United States of America or in Japan, as the case may be, addressed as follows:

                  If to SHI:        Sumitomo Heavy Industries, Ltd.
                                    2-1, Ohtemachi 2 Chome
                                    Chiyoda-Ku
                                    Tokyo 100, Japan

                  If to Eaton:      Office of the Secretary
                                    Eaton Corporation
                                    100 Erieview Plaza
                                    Cleveland, Ohio  44114
                                    U.S.A.

Either party may change its address for the purpose of this Agreement by notice to the other given in the manner set forth above. Notices given by mail as above provided shall be deemed to have been properly given, upon proof of posting, on the day five (5) days subsequent to the mailing thereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.

                                         EATON CORPORATION
ATTEST:

By                                       By /s/ Alfred M. Rankin, Jr.
  -----------------------------------      -------------------------------------

                                         SUMITOMO HEAVY INDUSTRIES, LTD.
ATTEST:

By                                       By /s/ K. Katsuda
  -----------------------------------      -------------------------------------



















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